UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.         )

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☐	Definitive Proxy Statement

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☒	Soliciting Material under § 240.14a-12

QUANTENNA COMMUNICATIONS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Employees,

I am very pleased to share some exciting news with you. Today, it was announced that Quantenna is being acquired by ON Semiconductor for $24.50 per share in an all cash transaction valued at approximately $1.1 billion, subject to customary closing conditions. ON is one of the world’s leading semiconductor companies headquartered in Phoenix, AZ with multiple offices around the world. In 2018, ON generated $5.9 billion in revenue, addressing fast-growing markets such as automotive, industrial, cloud, and 5G. You can find out more information about the transaction here http://ir.quantenna.com/press-releases

Since its founding in 2006, Quantenna has been a leading innovator in Wi-Fi technology, introducing market disruptive solutions that have raised the bar on high performance connectivity. Today’s announcement highlights our technology leadership in Wi-Fi and the outstanding achievements of Quantenna’s talented team of employees, representing almost two thousand-man years of R&D and IP development. Now, we are ready for the next phase of our evolution. Together with ON, we look forward to broadening our market reach, expanding our technology development and delivering industry leading products to the benefit of current and new customers. The combination of ON’s scale, market leadership, and world-class quality and customer support organization, together with our talented employees, Wi-Fi solutions and complementary technologies, will allow us to take innovation to the next level and address new and existing customer opportunities.

Finally, again, I am very excited about this event and as we continue to work to close the transaction over the next several months, we will be operating with our usual level of commitment, smarts and hard work. It continues to be our top priority to not only meet but exceed our goals.

We should all be very proud of what we have achieved as a team, and this was only made possible by the great contributions each one of you has made. This is a great day for Quantenna, and the beginning of the next chapter for us to continue and make “Wi-Fi perfected.”

Over the next couple of days, we will be holding a variety of meetings including an all hands meeting on Thursday that will include some of the ON senior leadership. Invites will be sent out shortly. If you have any questions, please don’t hesitate to reach out to me or your manager.

Best regards

Sam

Sam Heidari, Ph.D.

Chairman & CEO

Quantenna Communications Inc.

This email, including its contents and any attachment(s), may contain confidential information of Quantenna Communications, Inc. and is solely for the intended recipient(s). If you may have received this in error, please contact the sender and permanently delete this email, its contents and any attachment (s).

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the merger of Quantenna Communications, Inc. (“Quantenna”) with a wholly owned subsidiary of ON Semiconductor Corporation (“ON Semiconductor”). Quantenna intends to file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including a proxy statement in preliminary and definitive form, in connection with the solicitation of proxies for the proposed merger. The definitive proxy statement will contain important information about the proposed merger and related matters. BEFORE MAKING A VOTING DECISION, STOCKHOLDERS OF QUANTENNA ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT QUANTENNA AND THE MERGER.

Stockholders will be able to obtain copies of the proxy statement and other relevant materials (when they become available) and any other documents filed by Quantenna with the SEC for no charge at the SEC’s website at www.sec.gov. In addition, stockholders will be able to obtain free copies of the proxy statement from Quantenna by contacting Quantenna’s Investor Relations Department by telephone at (669) 209-5500, by mail to Quantenna Communications, Inc., Attention: Investor Relations, 1704 Automation Parkway, San Jose, California 95151, or by going to Quantenna’s Investor Relations page on its corporate website at http://ir.quantenna.com.

Participants in Solicitation

Quantenna, its directors, and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from Quantenna’s stockholders in respect of the merger. Information concerning the ownership of Quantenna’s securities by Quantenna’s directors and executive officers is included in their SEC filings on Forms 3, 4, and 5, and additional information about Quantenna’s directors and executive officers is also available in Quantenna’s proxy statement for its 2018 annual meeting of stockholders filed with the SEC on April 25, 2018, and is supplemented by other public filings made, and to be made, with the SEC by Quantenna. Other information regarding persons who may be deemed participants in the proxy solicitation, including their respective interests by security holdings or otherwise, will be set forth in the definitive proxy statement that Quantenna intends to file with the SEC. These documents can be obtained free of charge from the sources indicated above.

Forward Looking Statements

This filing communication contains forward-looking statements that involve risks and uncertainties concerning ON Semiconductor’s proposed acquisition of Quantenna. The potential risks and uncertainties include, among others, the possibility that Quantenna may be unable to obtain the required stockholder approval or antitrust regulatory approvals or that other conditions to closing the transaction may not be satisfied, such that the transaction will not close or that the closing may be delayed; the reaction of customers to the transaction; general economic conditions; the transaction may involve unexpected costs, liabilities or delays; risks that the transaction disrupts current plans and operations of the parties to the transaction; the amount of the costs, fees, expenses and charges related to the transaction; the outcome of any legal proceedings related to the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement. In addition, please refer to the documents that Quantenna files with the SEC on Forms 10-K, 10-Q and 8-K. The filings by Quantenna identify and address other important factors that could cause its financial and operational results to differ materially from those contained in the forward-looking statements set forth in this written communication. All forward-looking statements speak only as of the date of this written communication nor, in the case of any document incorporated by reference, the date of that document. Quantenna is under no duty to update any of the forward-looking statements after the date of this written communication to conform to actual results.